*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 04, 2015

REVLON, INC.

REVLON

Revlon, Inc.
Attention: Investor Relations
One New York Plaza
New York, NY 10004

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 08, 2015
Date: June 04, 2015 **Time:** 10:00 AM EDT
Location: Revlon, Inc.
Research Center
2121 Route 27
Edison, NJ 08818

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before **May 21, 2015** to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01	Ronald O. Perelman	02	Alan S. Bernikow	03	Lorenzo Delpani	04	Viet D. Dinh	05	Meyer Feldberg
06	David L. Kennedy	07	Robert K. Kretzman	08	Ceci Kurzman	09	Tamara Mellon	10	Debra Perelman
11	Barry F. Schwartz	12	Cristiana F. Sorrell						

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. Proposal to ratify the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm for 2015.

3. Proposal to re-approve the Revlon Executive Incentive Compensation Plan.

NOTE: Proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Stockholders' Meeting or any postponement or adjournment thereof.